QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A

(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14(a)-12
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Boston Private Financial Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS

April 30, 2003 at 10:00 a.m.

Notice to: Stockholders of BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Boston Private Financial Holdings, Inc. (the "Company") will be held at Ten Post Office Square, 2nd Floor, Boston, Massachusetts 02109, on Wednesday, April 30, 2003 at 10:00 a.m., for the following purposes:

  1.
  to elect four (4) Class III Directors of the Company; and

  2.
  to consider and act upon any other matter which may properly come before the Meeting or any adjournment or postponement thereof.

        Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, the Meeting may be adjourned or postponed.

        The Board of Directors has fixed the close of business on March 3, 2003 as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

        WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE AND SIGN THE ENCLOSED PROXY CARD, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY PROXY MAY BE REVOKED BY DELIVERY OF A LATER DATED PROXY. STOCKHOLDERS OF RECORD WHO ATTEND THE MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE PREVIOUSLY DELIVERED A PROXY.

                      By Order of the Board of Directors
                      MARGARET W. CHAMBERS
                       Clerk

Boston, Massachusetts
Dated: March 21, 2003

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Ten Post Office Square
Boston, Massachusetts 02109

PROXY STATEMENT
Annual Meeting of Stockholders
To be held on Wednesday, April 30, 2003

GENERAL

        This Proxy Statement is furnished to the stockholders of Boston Private Financial Holdings, Inc., a Massachusetts corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") from holders of the outstanding shares of the Common Stock, par value $1.00 per share (the "Common Stock"), of the Company for use at the Annual Meeting of Stockholders (the "Meeting") of the Company to be held on April 30, 2003 at 10:00 a.m. Boston time, at Ten Post Office Square, 2nd Floor, Boston, Massachusetts 02109 and at any adjournment or postponement thereof, for the purposes set forth herein.

        The Notice of Annual Meeting of Stockholders, this Proxy Statement and the accompanying proxy are first being sent to stockholders on or about March 21, 2003.

        The shares represented by the enclosed proxy will be voted as specified therein if the proxy is properly executed and received prior to the Meeting and not properly revoked. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the nominees to the Board of Directors. In accordance with Securities and Exchange Commission (the "Commission") rules, boxes and instructions are provided on the enclosed proxy card for stockholders to mark if they wish either to vote "for" or to "withhold authority" to vote for one or more of the Company's nominees for directors. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

        A stockholder of record may revoke a proxy by (i) filing an instrument of revocation with the Company at Ten Post Office Square, Boston, Massachusetts 02109, Attention: Clerk, (ii) by filing a duly executed proxy bearing a later date, or (iii) by appearing in person at the Meeting and withdrawing the proxy.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

VOTING AND QUORUM

        The Board of Directors has fixed the close of business on March 3, 2003, as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. At the Record Date 22,653,756 shares of Common Stock were outstanding and entitled to vote at the Meeting and there were 838 stockholders of record.

        The holders of each share of Common Stock outstanding as of the close of business on the Record Date shall be entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Transferees after such date will not be entitled to vote at the Meeting. Each holder of Common Stock is entitled to one vote for each share held of record for each matter properly submitted for consideration at the Meeting. The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock constitutes a quorum for the transaction of business at the Meeting. Abstentions and "broker non-votes" (that is, shares represented at the meeting which are held by a broker or nominee and as to which (i) instructions have not been received from the beneficial owner or the person entitled to vote and (ii) the broker or nominee does not have discretionary voting power) shall be treated as shares that are present and entitled to vote with respect to such matters for purposes of determining whether a quorum is present. With respect to the election of directors, such election shall be determined by a plurality of votes cast by stockholders. Shares represented by a proxy that withholds authority to vote for a particular nominee or nominees and broker non-votes will be disregarded in determining the "votes cast" for the election of directors and will not affect the election of the nominees.

ANNUAL REPORT

        All holders of record are being sent herewith a copy of the Company's 2002 Annual Report, which contains audited financial statements of the Company for the fiscal years ended December 31, 2002, 2001 and 2000, and a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Commission on or about March 7, 2003. These reports, however, are not part of the proxy soliciting material.

PROPOSAL 1.
ELECTION OF DIRECTORS

        The Board of Directors of the Company consists of twelve members divided into three classes, with each class elected for a three-year term. One class of directors is elected by the Company's stockholders at each annual meeting of stockholders. At the Meeting, four Class III Directors will be elected to serve until the 2006 annual meeting and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. Three of the four nominees are currently serving on the Board of Directors. The Board of Directors has nominated Herbert S. Alexander, Lynn Thompson Hoffman, and Richard N. Thielen for re-election as Class III Directors. Charles O. Wood, III, who has served for the past 13 years as a director of the Company, has determined not to stand for re-election. The Board has nominated Richard I. Morris, Jr. to fill the vacancy that will be created in Class III.

        Each nominee has agreed to continue to serve as a Director if re-elected or, in the case of Mr. Morris, to serve as a director if elected. If any nominee shall become unavailable for any reason, all proxies will be voted for the election of such other person as the Board of Directors may recommend.

        Unless otherwise instructed, the persons named in the proxy will vote the shares to which the proxy relates FOR the election of the nominees to the Board of Directors.

        The Board of Directors of the Company recommends a vote FOR the election of the four nominees to the Board of Directors as Class III Directors of the Company.

INFORMATION REGARDING DIRECTORS

        The following table sets forth certain information regarding the directors of the Company, including the nominees for election at the Meeting as Class III Directors, based on information furnished by them to the Company:

		Age	Director Since
Class I—Term Expires 2004
Eugene S. Colangelo(1)	Westborough, MA	55	1987
Harold A. Fick	Hillsborough, CA	63	2001
Allen Sinai	Lexington, MA	63	1995
Timothy L. Vaill	Andover, MA	61	1993
Class II—Term Expires 2005
Arthur J. Bauernfeind	Boston, MA	65	1997
Peter C. Bennett(1)	Hingham, MA	64	1986
C. Michael Hazard(2)	Boston, MA	71	1997
Walter M. Pressey	Belmont, MA	58	2001
Class III—Term Expires 2006
Herbert S. Alexander(3)	Westborough, MA	60	1991
Lynn Thompson Hoffman(3)	Santa Fe, NM	54	1994
Richard N. Thielen(3)	Sunapee, NH	62	1999
Richard I. Morris, Jr.(3)	London, England	53	—

(1)
Includes service as a director of Boston Private Bank & Trust Company ("Boston Private Bank") prior to the formation of the holding company structure in 1988.

(2)
Mr. Hazard has informed the Board of his intent to retire from the Board effective June 1, 2003.

(3)
Nominee for election or re-election.

        The principal occupation and business experience during the last five years of each director and nominee for election or re-election as Class III Directors is set forth below:

        Herbert S. Alexander, CPA.    Mr. Alexander is founder, President and Chief Executive Officer of Alexander, Aronson, Finning & Co., P.C., a firm of certified public accountants and consultants established in 1973. He serves on the Alumni Board of Boston University School of Management and on the Investment Committee of Morgan Memorial Goodwill Industries in Boston, Massachusetts, and formerly served on the Board of Directors of the Massachusetts Society of Certified Public Accountants and the Massachusetts Easter Seal Society. Additionally, he is a member of the Advisory Council of the Northeastern University Graduate School of Professional Accounting, Co-Chair of the YWCA of Central Massachusetts Capital Campaign and Chair of the Easter Seals Annual Campaign in Central Massachusetts.

        Arthur J. Bauernfeind.    Mr. Bauernfeind is Chief Executive Officer and Chairman of Westfield Capital Management Company, LLC ("Westfield Capital"), a wholly-owned subsidiary of the Company. He joined Westfield Capital in 1990, and is an Investment Strategist and Portfolio Manager with direct responsibility for covering transportation, banking and finance, economics and fixed income markets. Mr. Bauernfeind is a Trustee of Murray State University and in 1998, was awarded an honorary Doctorate of Humane Letters from Murray State as well. He is also a Trustee of the Tufts/New England Healthcare Foundation. Additionally, Mr. Bauernfeind is a Director and former President of the Boston Economic Club and a member of the Boston Security Analysts Society.

        Peter C. Bennett.    Mr. Bennett is a private investor and former Executive Vice President and Director of State Street Research & Management Company where he was a senior executive from 1984 to 2001 when he retired. Mr. Bennett is Chairman of the Board of Directors of Christian Camps & Conferences, Inc., Boston, Massachusetts, and is Chairman of the Board of Trustees of Gordon College where he also serves on the Finance Committee. Additionally, he serves on the Board of Advisors of Business Technology Alliance in Boston, and he is a member of the Board of Directors of AssetStream in Woburn, Massachusetts.

        Eugene S. Colangelo.    Mr. Colangelo is Chairman of the Board of Julio Enterprises and has served as such since the early 1980s. Julio Enterprises, a conglomerate headquartered in Westborough, Massachusetts, operates numerous businesses including retail, publishing and real estate. He is a member of the Board of Directors of Morgan Memorial Goodwill Industries in Boston, Massachusetts, and currently its Chairman of the Retail Oversight Committee. Mr. Colangelo serves as Chairman of the Board of Directors of Boston Private Bank.

        Harold A. Fick.    Mr. Fick joined the Management Training Program at the Bank of California in 1963 and subsequently served in various positions including Planning Officer and Budget Director. In 1969, he joined Redwood Bank to open that bank's San Mateo office at which he served as Vice President and Manager until March 1978, when he transferred to the Corporate Banking Division where he remained until his association with Borel Private Bank & Trust Company ("Borel"), of which he was a founder, in 1979. He retired as Chief Executive Officer of Borel in 1999, but continues to serve as a Director and Vice Chairman of the Board of Borel.

        C. Michael Hazard.    Mr. Hazard is Vice Chairman of the Company. Formerly he was Chairman, Chief Executive Officer and Chief Investment Officer of Westfield Capital since the firm was founded in 1989 until year-end 2000. Mr. Hazard is past President of Healthcare Analysts of Boston and a member of the Finance Committee and Chairman of the Investment Committee of South County Hospital in Wakefield, Rhode Island. Additionally, Mr. Hazard serves as a member of the Board of Directors of Westfield Capital, RINET Company, LLC ("RINET"), Sand Hill Advisors, Inc. ("Sand Hill"), Boston Private Value Investors, Inc. ("Boston Private Value") and Coldstream Holdings, Inc. Mr. Hazard is a member of the investment committee of The Rhode Island Foundation and is a founding member, director and President of The Friends of the South Ferry Church Association. He is also a trustee of The Hazard Family Foundation.

        Lynn Thompson Hoffman.    Mrs. Hoffman is an attorney and private investor. A former investment banker with Paine Webber and publisher with Houghton Mifflin Company, Mrs. Hoffman served as Director of First Mutual Bank, the American Association of Publishers and the Massachusetts Society for the Prevention of Cruelty to Children where she chaired the Finance and Investment Committee. She also served as Overseer of the New England Conservatory, Harvard Community Health Plan, and Babson College and was the past President of the Shirley Eustis House Association. Mrs. Hoffman is a Director of the Museum of New Mexico Foundation where she chairs the Marketing Committee and serves on the Finance and Investment Committees. She resides in Santa Fe, New Mexico.

        Richard I. Morris, Jr.    Mr. Morris retired as Vice Chairman of Putnam Lovell NBF on December 31, 2002. He joined Putnam Lovell Securities Inc. (now Putnam Lovell NBF Securities), a financial services investment banking firm, in July 1997 as Chief Operating Officer and Managing Director and established the firm's London office. Mr. Morris was elected President of Putnam Lovell in June 2001 and became Vice Chairman following the company's acquisition by National Bank Financial Inc., a subsidiary of National Bank of Canada, in June 2002. Prior to joining Putnam Lovell, Mr. Morris served as President and Chief Executive Officer of Cursitor Alliance LLC. Mr. Morris was a co-founder, Principal and Chief Financial Officer of the Cursitor companies, an international asset management and research group. He established The London Partnership Limited, which became part of Cursitor, in July 1983 and was a founding director of Cursitor Management Limited and Cursitor-

Eaton Asset Management Company, the principal investment management units of the group. Prior to joining Cursitor, Mr. Morris spent fifteen years at The Boston Company, beginning as a junior programmer in the Investment Technology Group and ending as Vice President with responsibility for finance and administration of its asset management business. He formerly served as a director of the Tavistock and Portman NHS Trust and the Tavistock Clinic Foundation. Mr. Morris is currently a director of Arrowstreet Capital LP and Premier Asset Management plc.

        Walter M. Pressey.    Mr. Pressey joined the Company in 1996 and is President and Chief Financial Officer of the Company. Prior to joining the Company, Mr. Pressey served in various senior executive capacities with Boston Safe Deposit and Trust Company and its parent, The Boston Company. His career at The Boston Company spanned twenty-six years and included, among other assignments: Treasurer and Chief Financial Officer of The Boston Company and its subsidiaries, Chief Planning Officer of The Boston Company, and Manager of Cash Management Services. Mr. Pressey serves as Vice Chairman and Treasurer on the Board of Trustees of the Center for Blood Research, a non-profit medical research firm affiliated with the Harvard Medical School and Children's Hospital in Boston. Mr. Pressey also serves as Treasurer and Director of Financial Executives International of Boston. Formerly, Mr. Pressey was President and a member of the Board of Governors of the Harvard Business School Alumni Association of Boston. He previously served as a Director of the Harvard Business School and Harvard Alumni Association. He was also President of the Treasurers Club of Boston and served as Founder, Director and Treasurer of the Foundation for Belmont Education. He also was Trustee and Treasurer of the Massachusetts Horticultural Society.

        Dr. Allen Sinai.    Dr. Sinai is President, Chief Executive Officer and Chief Global Economist, Decision Economics, Inc. ("DE") and Global Chief Economist and Senior Vice President, Global Insight, Inc. (GII). Dr. Sinai is responsible for the DE forecasts and analyses of the U.S. and world economic and financial markets and translating this information for use in bottom-line decisions by senior level decision-makers in financial institutions, corporations and government. Previously, Dr. Sinai served for over 13 years at Lehman Brothers, where he was Managing Director and Chief Global Economist, and the Director of Lehman Brothers Global Economics. He also served as Executive Vice President and Chief Economist of The Boston Company, a subsidiary of Shearson Lehman Brothers. Prior to Lehman Brothers, Dr. Sinai was Chief Financial Economist and Senior Vice President at the Lexington, Massachusetts based Data Resources, Inc. (DRI). Dr. Sinai has taught at numerous universities, including Brandeis, the Massachusetts Institute of Technology, Boston University, New York University and the University of Illinois-Chicago. He is a past President and Fellow of the Eastern Economic Association, and President elect of the North America Economics and Finance Association. He has been Chairman of the Committee on Developing American Capitalism (CODAC) and is a member of the Time Magazine Board of Economists.

        Richard N. Thielen.    In October 1999, the Company acquired RINET, which was founded by Mr. Thielen in 1974. Mr. Thielen served as President and Chief Executive Officer of RINET until January 2003, and currently serves as Chairman and Chief Executive Officer. He is a Certified Public Accountant in Massachusetts and a member of the American Institute of Certified Public Accountants. Prior to the formation of RINET, Mr. Thielen was employed by Price Waterhouse & Company from 1965 through 1972 and by Continental Investment Company, a Boston-based financial services, NYSE-member company, until 1974. He served on the Board of Directors of Plymouth Rubber Company (ASE) and First Union Real Estate Investments (NYSE) in the past. In 2000, Mr. Thielen was elected as Trustee of Colby-Sawyer College, located in New London, New Hampshire. In 2001, Mr. Thielen was elected to serve as a Corporator at New England Baptist Hospital.

        Timothy L. Vaill.    Mr. Vaill is Chairman of the Board of Directors and Chief Executive Officer of the Company, which he joined on January 1, 1993. He is also Chief Executive Officer of Boston Private Bank, and serves as Chairman of the Board of Directors of Sand Hill and Borel. He is a Director of

Boston Private Bank, RINET, Westfield Capital and Boston Private Value Investors. Prior to joining the Company, Mr. Vaill was President of Boston Safe Deposit & Trust Company, and Executive Vice President of its parent, The Boston Company, serving as a director of both companies. He was with The Boston Company in various executive capacities for 18 years, and among other assignments, directed all of its international activities. In 1992, Mr. Vaill served in a senior consulting capacity for Fidelity Investments in Boston where he created a new business for the high net worth marketplace. Mr. Vaill serves on the Board of The Schreiber Corporation and is a Director for the Achievement Foundation in New York. He serves as a Director for the Boston Ten Point Coalition, the New England Aquarium, and the Board of Trustees at Bay State College in Boston.

Board of Directors Meetings

        The Board of Directors held eight meetings during 2002. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of which he or she was a member in 2002.

Director Nominations

        Directors of the Company are nominated in accordance with the Company's By-laws, which provide that directors may be nominated (i) by a majority of the Board of Directors or (ii) by any holder of record of any shares of the capital stock of the Company entitled to vote at the annual meeting of stockholders. Any stockholder who seeks to make such a nomination must be present in person at such Annual Meeting and must comply with the notice provisions set forth below under "SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING."

Committees of the Board of Directors

        The standing committees of the Board of Directors include, among others, the Audit Committee, the Governance Committee and the Compensation Committee.

        The Audit Committee, among other things, is responsible for the engagement of independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, reviews the adequacy of the Company's internal accounting controls and performs such other oversight functions as may be requested from time to time by the Board of Directors. The present members of this committee are Herbert S. Alexander, Chair, Peter C. Bennett, Vice Chair, and Eugene S. Colangelo. The Audit Committee held four meetings during 2002.

        The Governance Committee periodically reviews the arrangements for the overall governance of the organization by the Board of Directors and Committees, assists the Board of Directors by recommending the slate of candidates to be proposed for election and by recommending the members and the Chairs of the committees of the Board. The present members of this committee are Charles O. Wood, III, Chair, Herbert S. Alexander, Vice Chair, and Lynn Thompson Hoffman. The Governance Committee held four meetings during 2002.

        The Compensation Committee provides guidance to management and the Board of Directors on matters of executive compensation and related benefits, and makes recommendations to the Board of Directors where necessary on all compensation and benefits programs of the Company. The present members of this committee are Peter C. Bennett, Chair, Allen L. Sinai, Vice Chair, and Eugene S. Colangelo. The Compensation Committee held four meetings during 2002.

Compensation of Directors

        Directors of the Company, who are not full-time employees of the Company or any of its subsidiaries, will receive compensation under a compensation program which became effective January 2000. This compensation applies for service on the Company's Board as well as for each Company affiliate on which each director serves. The program allows for compensation to be phased in over a three-year period, which began on June 1, 2000.

        Pursuant to the initial program, Directors of the Company who are not full-time employees of the Company or any of its subsidiaries, in the initial 12-month period received compensation as follows: if the Chairman of the Board of Directors is not a full-time employee of the Company, he or she will receive an annual retainer fee of $12,000; an annual retainer fee of $10,000 will be paid to the Lead Director, if one is designated; and each of the other eligible directors will receive an annual retainer fee of $8,000. This annual retainer fee, at the option of the director, is payable 50% in cash and 50% in Common Stock or 100% in such stock of the Company. These annual retainer fees were increased on June 1, 2001 to $13,500, $11,250 and $9,000, respectively, and were increased on June 1, 2002 to $15,000, $12,500 and $10,000, respectively. In 2002, there was no Lead Director designated. Effective June 1, 2003, the annual retainer fee for Directors who are not full-time employees of the Company or any of its subsidiaries will be increased to $20,000. In addition, non-employee directors who serve as committee members receive an annual retainer fee, payable in cash, of $2,000 for each committee on which they serve. Chairpersons of committees receive an additional annual retainer fee, payable in cash, of $2,000. In addition to the foregoing, any outside director serving simultaneously as a member of the Board of Directors of the Company and the Board of Directors of a subsidiary may receive retainer fees for each Board on which he or she serves.

        Directors are also eligible to receive options to purchase Common Stock under the Directors' Stock Option Plan (the "Directors' Plan"). Annually, on or about May 1, each non-employee director is automatically granted an option to purchase 5,000 shares of Common Stock, pursuant to the terms and conditions of the Directors' Plan.

The Directors' Stock Option Plan

        The Directors' Plan became effective on March 31, 1993, with 90,000 shares of Common Stock reserved for issuance thereunder. In 1995, the Directors' Plan was amended to provide for an additional 110,000 shares of Common Stock to be reserved for issuance thereunder. On January 28, 1998, the Board of Directors voted to amend and restate the Directors' Plan to reserve for issuance thereunder such aggregate number of shares of Common Stock as does not exceed one percent (1%) of the total shares of outstanding Common Stock of the Company as of the last business day of the preceding fiscal year. The stockholders approved this amended and restated Directors' Plan at the Annual Meeting of Stockholders held on April 22, 1998. Effective as of January 2000, the Directors' Plan was amended to allow for the issuance of stock awards and to provide that non-employee directors may elect to receive a portion of their annual retainers as described above. Effective as of February 7, 2003, the Directors' Plan was amended to provide that any director who retires after serving 12 years on the Board is eligible for a one-time award of an option to purchase 10,000 shares of Common Stock. Awards under the Directors' Plan are available for both Directors of the Company and directors of Boston Private Bank.

        During 2002, 223,093 additional shares of Common Stock were available to issue. Of this, an aggregate of 5,727 shares were issued to directors who selected Common Stock as part of their compensation package and an aggregate of 65,500 stock options were issued. Options for an aggregate of 20,400 shares of Common Stock were exercised during 2002.

        Pursuant to the terms of the Directors' Plan, the exercise price of an option may not be less than 100% of the fair market value of the Common Stock at the time the option is granted. All options granted under the Directors' Plan are non-qualified stock options and are not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended. Generally, stock options granted under the Directors' Plan will be exercisable not earlier than one year and not later than ten years after the date they are granted.

INFORMATION REGARDING EXECUTIVE OFFICERS

        The following table lists the name, age and position of each executive officer of the Company.

Name	Age	Position
Arthur J. Bauernfeind	65	Chairman and Chief Executive Officer, Westfield Capital; Director of the Company
Ronald G. Fick	62	Chief Executive Officer, President and Director of Borel
C. Michael Hazard	71	Vice Chairman of the Company; Director of the Company
Walter M. Pressey	58	President and Chief Financial Officer of the Company; Director of the Company
Richard N. Thielen	62	Chairman and Chief Executive Officer, RINET; Director of the Company
Timothy L. Vaill	61	Chairman of the Board of Directors and Chief Executive Officer of the Company; Director and CEO of Boston Private Bank, Director of Westfield Capital, RINET, Sand Hill Advisors, and Borel

        Pursuant to the By-laws of the Company, the President, Treasurer and Clerk of the Company hold office until the first meeting of the directors following the next annual meeting of stockholders, or any special meeting held in lieu thereof. Other officers shall hold office for the same such term as described above, unless a shorter term is specified in the vote electing or appointing them.

        Ronald G. Fick.    Mr. Fick is Chief Executive Officer, President and a director of Borel. Mr. Fick's banking and trust experience commenced in 1963 when he joined Wells Fargo Bank, serving initially in the Agency Department of the bank's headquarters office. Between 1967 and 1971, Mr. Fick was Assistant Manager of Wells Fargo's San Mateo District Trust Office and in 1971 he became Manager of that office as well as Assistant Vice President and Trust Officer of Wells Fargo. In 1974, Mr. Fick was promoted to Vice President and Trust Officer and in November of 1978 was named Manager of Wells Fargo Bank's San Francisco Trust Real Estate Office. In July of 1979, Mr. Fick became Manager of Wells Fargo's Trust Real Estate Department for Northern California, a position he held until leaving Wells Fargo Bank to join Borel. Mr. Fick's previous positions at Borel have included Executive Vice President and Senior Trust Officer in charge of the Trust Department as well as Chief Financial Officer and Corporate Secretary. He is also an owner of L'Armee Suisse, an antique business, Chairman of the Board of Concar Enterprises, Inc., a real estate business holding corporation, and a director of Annabelle Candy Company and serves on the Citizens' Advisory Audit Committee for the town of Atherton.

        For biographical information regarding the other executive officers of the Company, see "INFORMATION REGARDING DIRECTORS".

COMPENSATION OF EXECUTIVE OFFICERS

        Summary Compensation.    The following table sets forth information concerning the compensation earned during each of the fiscal years ended December 31, 2002, 2001, and 2000, respectively, paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "named executive officers").

SUMMARY COMPENSATION TABLE

					Long Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus ($)(1)	Other Annual Compensation($)(2)	Restricted Stock Awards($)(3)		Securities Underlying Options(#)	All Other Compensation($)
Timothy L. Vaill Chief Executive Officer	2002 2001 2000	420,000 380,000 345,000	583,537 570,000 501,208	37,095 — —	336,600 847,278 142,375	(4)	46,000 60,000 50,000	24,647 24,647 24,647	(5) (5) (5)
Arthur J. Bauernfeind Chairman and Chief Executive Officer, Westfield Capital	2002 2001 2000	575,000 575,000 350,236	1,505 — 1,208	1001 — —	— — —		23,000 15,000 5,000	29,524 26,633 26,979	(6) (7) (7)
C. Michael Hazard Vice Chairman	2002 2001 2000	200,000 100,000 431,037	251,505 250,000 1,208	1001 — —	— — —		15,000 15,000 15,000	— — 26,979	(7)
Walter M. Pressey President and Chief Financial Officer	2002 2001 2000	275,000 225,000 175,000	301,505 300,000 101,208	1001 — —	112,200 72,000 28,500	(8)	15,000 12,000 10,209	5,500 5,100 5,250	(9) (9) (9)
Richard N. Thielen Chairman and Chief Executive Officer, RINET	2002 2001 2000	290,500 275,706 258,500	18,752 69,000 59,912	501 — —	— — —		— 7,000 5,000	6,752 5,100 5,100	(10) (9) (9)

(1)
Includes Company-wide Longevity Bonus Awards as follows: to Messrs. Vaill, Bauernfeind, Hazard, and Pressey, awards consisting of cash in the amount of $600 and unrestricted Common Stock with a value of $905 in 2002; cash of $500 and unrestricted Common Stock with a value of $515 in 2001; cash in the amount of $300 and unrestricted Common Stock with a value of $453 in 2002 to Mr. Thielen; cash in the amount of $500 and unrestricted Common Stock with a value of $519 in 2001 to Mr. Thielen; cash in the amount of $1,000 and unrestricted Common Stock with a value of $866 in 2000 to Messrs. Vaill, Bauernfeind, Hazard and Thielen; and cash in the amount of $750 and unrestricted Common Stock with a value of $693 in 2000 to Mr. Pressey.

(2)
Includes amounts paid to named executives to cover taxes incurred in connection with the Longevity Bonus Awards and other benefits for which the executive incurred tax liabilities.

(3)
The value of restricted stock is calculated utilizing the closing market price on the date of grant. Restricted stock awards are fully vested three years from the date of award. Dividends are paid on issued shares of restricted stock.

(4)
At December 31, 2002, Mr. Vaill held 101,220 shares (includes 24,610 shares held in Mr. Vaill's Supplemental Executive Retirement Plan) of restricted stock with an aggregate value of $2,010,229 based upon the closing price of $19.86 on December 31, 2002.

(5)
Includes a $5,500 matching contribution by the Company to Mr. Vaill's 401(k) and $19,147 in insurance premiums.

(6)
Represents a $2,891 matching contribution by the Company to Mr. Bauernfeinds's 401(k) and $26,633 contributed by the Company to Westfield's profit-sharing plan in 2002 for the 2001 plan year for Mr. Bauernfeind. The Company's matching contribution to the Westfield profit-sharing plan for the 2002 plan year has not yet been determined.

(7)
Represents contributions made by the Company to Westfield's profit-sharing plan for the benefit of the executive.

(8)
At December 31, 2002, Mr. Pressey held 12,403 shares of restricted stock with an aggregate value of $246,324 based upon the closing price of $19.86 on December 31, 2002.

(9)
Represents contributions made by the Company to the executive's 401(k) account.

(10)
Represents insurance premium of $752 paid for the benefit of the executive and a contribution of $6,000 paid by the Company to RINET's profit-sharing plan in 2002 for the 2001 plan year for Mr. Thielen. The Company's contribution to the RINET profit-sharing plan for the 2002 plan year has not yet been determined.

        Option Grants.    The following table sets forth information concerning the individual grants of options to purchase Common Stock to the named executive officers during the fiscal year ended December 31, 2002.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

					Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Total Number of Securities Underlying Options Granted(#)(1)	Percent of Options Granted to Employees in Fiscal Year(%)
			Exercise or Base Price ($/Sh)
Name				Expiration Date
					0%($)	5%($)	10%($)
Timothy L. Vaill	46,000	8.42	22.26	1/17/12	8,280	59,892	111,504
Arthur J. Bauernfeind	23,000	4.21	22.26	1/17/12	4,140	29,946	55,572
C. Michael Hazard	15,000	2.75	22.26	1/17/12	2,700	19,530	36,360
Walter M. Pressey	15,000	2.75	22.26	1/17/12	2,700	19,530	36,360
Richard N. Thielen	—	0	—	—	—	—	—

(1)
These options vest annually in four equal installments beginning on the date of grant.

        Option Exercises and Holdings.    The following table sets forth information concerning each exercise of options to purchase Common Stock during the fiscal year ended December 31, 2002 by each of the named executive officers and the fiscal year-end number and value of unexercised options to purchase Common Stock.

Aggregate Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

Name	Shares Acquired On Exercise(#)	Value Realized($)	Number of Unexercised Options at Fiscal Year End(#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Option at Fiscal Year End($) Exercisable/Unexercisable(1)
Timothy L. Vaill	—	—	240,450/77,000	2,665,535/175,443
Arthur J. Bauernfeind	—	—	27,750/26,000	179,336/22,679
C. Michael Hazard	—	—	38,250/22,500	323,989/50,921
Walter M. Pressey	—	—	61,157/19,802	688,632/35,679
Richard N. Thielen	—	—	3,334/1,667	37,659/18,826

(1)
Based on the closing price of $19.86 on the NASDAQ National Market System on December 31, 2002, less the exercise price of the option award. Unless exercised, options expire ten years from the date granted.

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

        The Company and Mr. Vaill entered into a Supplemental Executive Retirement Agreement in May 2001. The Supplemental Executive Retirement Agreement provides for payments upon retirement or termination of Mr. Vaill. The following table illustrates annual retirement benefits at age 65 available for the various levels of compensation. The amounts listed in the table below are based upon the assumption the agreement continues in its present form. Amounts paid pursuant to the agreement are subject to withholding for any applicable taxes.

Final Average Pay	Years Of Service 10	Years Of Service 15
400,000	$46,680	$70,020
450,000	$52,515	$78,773
500,000	$58,350	$87,525

(1)
The benefits in the above table are calculated as a product of: (i) 1.167%, (ii) the number of years of service and (iii) Mr. Vaill's Final Average Pay.

(2)
Final Average Pay for purposes of this table is based on the three consecutive calendar year period ending with the year immediately preceding the year in which Mr. Vaill's employment is terminated.

(3)
Mr. Vaill's Supplemental Executive Retirement Agreement provides for a maximum of 15 Years of Service in calculating the retirement benefits under the agreement.

(4)
Mr. Vaill currently has approximately 10 years of credited service.

(5)
Mr. Vaill will not be vested in any of the benefits set forth above if he departs the Company prior to age 61. Beginning at age 61, Mr. Vaill will vest 20% each year in his retirement benefit and will have vested 100% in the benefit upon age 65.

Executive Salary Continuation Agreements

        Borel entered into Executive Salary Continuation Agreements with Messrs. Harold and Ronald Fick in December 1988. As part of the acquisition of Borel, the Company assumed these Executive

Salary Continuation Agreements. The Executive Salary Continuation Agreements provide that Borel will pay Harold Fick or Ronald Fick, respectively, a portion of their respective annual salaries for a period of 13 years from the date of retirement. Harold Fick began receiving monthly payments of approximately $6,250 under his Executive Salary Continuation Agreement upon his retirement from Borel in 2001. Harold Fick's Agreement provides for an aggregate of 156 monthly payments. Ronald Fick is fully vested in his benefits under his Executive Salary Continuation Agreement. Under Ronald Fick's Executive Salary Continuation Agreement, upon his retirement or in the event he is terminated without cause, he will receive $5,000 per month for 156 months. Such amount may be adjusted annually for changes in the federal cost of living index.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

        The Compensation Committee of the Board of Directors is comprised of the following non-employee Directors of the Company: Peter C. Bennett, Chair, Allen L. Sinai, Vice Chair, and Eugene S. Colangelo. The Committee provides guidance to management and the Board of Directors on matters of executive compensation and related benefits, and makes recommendations to the Board of Directors where necessary on all compensation and benefits programs of the Company.

Statement of Compensation Philosophy

        Compensation Strategy.    The Board of Directors and the Compensation Committee compensate members of senior management for their contributions to the Company over both the short and the long term, and provide incentives to maximize their performance. Executive compensation is designed to create a performance-oriented environment that differentiates awards based on performance, aligns the interests of senior management with those of the stockholders, attracts and retains key executives critical to the long-term success of the Company and provides compensation opportunities which are fully competitive with those offered in the marketplace. The Compensation Committee reviews compensation studies developed by compensation and benefits consultants hired by the Company to determine the competitiveness of its executive compensation program. The relevant market used for compensation analysis includes regional banks of comparable size with a similar business mix, private banking organizations within larger banks, investment management and advisory firms, and financial planning firms. When compared to the mid-range of the relevant market, base salaries are targeted to be at or somewhat below the market, while performance-based compensation, which includes both short-term and long-term incentives, are targeted to be at or above the market.

        Base Salaries.    The purpose of base salary is to attract and retain key executives who are critical to the Company's long-term success by providing a basic level of income comparable to or somewhat below that of executives in similar positions, as well as taking into account the individual's performance and experience. Normal cost of living and appropriate merit adjustments are made periodically. Increases in base salary are also made as a result of significant increases in duties and responsibilities, if the Compensation Committee deems such increases appropriate.

        Short-Term Incentives.    The purpose of the Company's short-term incentive plans is to motivate and reward executives for the achievement of earnings, sales and growth targets, as well as strategic initiatives in a given year in support of a "pay for performance" philosophy. Under this philosophy, the Compensation Committee awards incentive payments in its discretion based on results in three basic performance areas: overall company success, business line sales growth and contribution to overall profitability, and individual performance. Performance is measured primarily on results achieved against internal and external goals, taking into account key indicators such as earnings per share and return on equity, and performance measures as determined by the Compensation Committee each year.

        Long-Term Stock Incentives.    Stock option grants, restricted stock awards and other stock-based grants and awards are made under the Company's 1997 Long-Term Incentive Plan. The purpose of the Company's stock incentive plan is to provide executives opportunities to acquire an ownership interest in the Company. The Compensation Committee believes that ownership of Common Stock will provide an incentive to achieve increases in stockholders value over the long-term and will assure a closer identification of senior management with the Company's stockholders by providing them with a more direct stake in the Company's economic success and by aligning the interests of senior management with those of the Company's stockholders.

        The Company allocates a pool of awards to the executives and employees of each subsidiary. The number of shares and kinds of awards granted to an executive are based upon a number of factors, including the level of responsibility, individual performance, the Company's performance, the value of the options and awards in relation to the individual's base salary and total compensation versus similar positions in the market, and the amounts and kinds of prior awards. No specific objective formula is used, however, to determine the amount of each specific award.

        Stock options are awarded at the fair market value on the date of the grant, so that the gains for the executive officers are comparable to those of a stockholder purchasing a share of Common Stock on the same date. Generally, options vest in one-quarter increments, beginning on the date of the grant, and generally expire ten years from the date of the grant. In January of 2002, the Compensation Committee made annual grants of stock options to the Chief Executive Officer and other members of senior management, including the named executive officers.

        In order to retain certain executives who are critical to the strategic and business initiatives contributing to the long-term success of the Company, the Company has awarded them restricted stock that generally vests over a three year period from the date of the award.

Compensation of Timothy L. Vaill, Chief Executive Officer

        The compensation paid to Timothy L. Vaill, the Chief Executive Officer of the Company and Boston Private Bank, consisted of his annual base salary, a cash and unrestricted stock bonus, awards of stock options and restricted stock. For 2002, the Committee considered the following factors in determining the compensation to be paid to Mr. Vaill: the Company's overall performance, return on equity and earnings per share results; Mr. Vaill's performance against personal goals in four areas including financial earnings, shareholder value, business development and leadership abilities; and, the compensation of chief executive officers at similar institutions. Based on these factors, Mr. Vaill's annual compensation, consisting of base salary and an annual performance incentive in the form of a cash bonus, was increased approximately 12.5% during 2002, and he was awarded 15,000 restricted shares of Common Stock and options to acquire 46,000 shares of Common Stock.

The Compensation Committee of the Board

Peter C. Bennett, Chair
Eugene S. Colangelo
Allen L. Sinai, Vice Chair

Agreements with Executive Officers and Directors

        The Company entered into an Executive Employment Agreement effective January 1, 1996 (the "Employment Agreement") to extend, amend and restate the terms of Mr. Vaill's then existing employment agreement, which expired in accordance with its terms on December 31, 1995. The Employment Agreement provides for a three-year term which expired December 31, 1998 and has been automatically extended by successive one-year terms each December 31st. The term of the Employment Agreement is automatically extended, unless the Company provides thirty days' prior written notice to the contrary to Mr. Vaill. Notwithstanding the foregoing, pursuant to the terms of the Employment Agreement, the Company may terminate Mr. Vaill for cause (as defined in the Employment

Agreement). If the Company terminates the Employment Agreement without cause, Mr. Vaill will be entitled to receive, among other things, his base salary for the remainder of the term plus a pro-rata bonus for the year in which the termination occurs. If Mr. Vaill terminates his employment for good reason (as defined in the Employment Agreement) within three years following a change in control (as defined in the Employment Agreement and described below), Mr. Vaill will be entitled to receive a payment equal to 2.99 times his average annual compensation for the five years preceding the change in control, provided that the Company will not be required to make any payment to the extent such payment would constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (a "Parachute Payment"). The Employment Agreement also provides (i) that upon any voluntary termination by Mr. Vaill of his employment (other than with good reason), he shall not be employed by any significant competitor of the Company (as defined in the Employment Agreement) for two years following such termination, and (ii) that Mr. Vaill shall not disclose any confidential information obtained by him during his employment. Mr. Vaill is also eligible to receive stock options under the 1997 Incentive Stock Option Plan and certain incentive payments directly tied to the profit performance of the Company.

        In addition, in May 2001, the Company entered into a Supplemental Executive Retirement Agreement with Mr. Vaill, which provides for payments to Mr. Vaill upon his retirement or termination of employment with the Company, other than for cause. For a more detailed description of the benefits for which Mr. Vaill is eligible, see "Supplemental Executive Retirement Plan."

        The Company entered into an Employment Agreement effective October 31, 1997, (the "Westfield Employment Agreement") with Mr. Bauernfeind. Mr. Bauernfeind's Employment Agreement provides for a five-year initial term expiring on October 31, 2002. The terms of the Westfield Employment Agreement may be extended upon mutual agreement of the parties thereto. As an employee of the Company, Mr. Bauernfeind receives an annual base salary of $350,236. Commencing with fiscal year ended December 31, 1998, Mr. Bauernfeind is eligible for an annual performance fee share bonus representing his allocation of the annual limited partnership bonus pool of Westfield Capital for the fiscal year just ended. The limited partnership bonus pool is determined, and Mr. Bauernfeind's allocation of such bonus pool for any year is a percentage determined, in respect of such year by the Westfield Capital Chief Executive Officer and approved by the Westfield Capital Board of Directors. Westfield Capital, as the manager of Westfield Partners, LLC (the "Westfield LLC"), acts as the manager for five limited partnerships. Pursuant to the terms of the Limited Liability Company Agreement of Westfield LLC (the "LLC Agreement"), Westfield Capital has the right to allocate, in its sole discretion, a certain amount of the profit sharing income (as defined in the LLC Agreement) attributable to each such limited partnership among the members of Westfield LLC. Mr. Bauernfeind, a director of the Company and Chief Executive Officer of Westfield Capital, is a member of Westfield LLC and is, thus, eligible to be allocated a portion of such profit sharing income. Mr. Bauernfeind may be terminated for cause (as defined in the applicable Westfield Employment Agreement) upon written notice. If the Company terminates Mr. Bauernfeind without cause (as defined in the applicable Westfield Employment Agreement), then Mr. Bauernfeind will be entitled to receive, among other things, his base salary for the remainder of the term plus a pro-rata bonus for the year in which the termination occurs. If Mr. Bauernfeind terminates his employment for good reason (as defined in the applicable Westfield Employment Agreement) occasioned by certain events, then he will be entitled to receive his base salary for the shorter of (x) the remainder of the term or (y) the remainder of the term less two years. In addition, the Westfield Employment Agreement provides that Mr. Bauernfeind (i) shall not disclose any confidential information obtained by him during his employment, (ii) shall not engage in any employment competitive with Westfield Capital during the term of the Westfield Employment Agreement, and (iii) shall not solicit customers or employees of Westfield Capital for the latter of the term of five years following termination of employment or the end of the term.

        The Company entered into an Employment Agreement effective October 15, 1999, (the "Thielen Employment Agreement") with Mr. Thielen. The Thielen Employment Agreement provides for a six-year initial term expiring on October 15, 2005, which shall be renewed automatically for periods of one year commencing on October 15, 2005 and on each subsequent anniversary thereafter, unless either Mr. Thielen or the Company gives written notice to the other not less than ninety days prior to the date of any such anniversary of such party's election not to extend the term. Mr. Thielen initially received an annual base salary of $258,500, subject to certain adjustments. Commencing with fiscal year ended December 31, 2000, Mr. Thielen is eligible to participate in the annual stock option pool and bonus pool, which were established by the Company for the benefit of certain employees and executive officers. If the Company terminates Mr. Thielen without cause (as defined in the Thielen Employment Agreement), then Mr. Thielen will be entitled to receive his base salary and group health plan benefits for a period until the earlier of (a) the expiration of his term, or (b) twelve months after the date of termination. In addition, the Agreement provides that Mr. Thielen (i) shall not disclose any confidential information obtained during his employment and (ii) shall not solicit customers or employees of the Company for a period ending two years following termination of employment.

        The Company entered into a Change in Control Protection Agreement effective March 19, 1997 (the "Change in Control Agreements") with Mr. Pressey. The Change in Control Agreement provides for certain payments and other benefits upon the occurrence of a change in control (as defined below) and Mr. Pressey's termination by the Company without cause (as defined in the Change in Control Agreements) or by Mr. Pressey for good reason (as defined in the Change in Control Agreements) at any time during the three years after a change in control (as defined below). Upon the occurrence of such events, (i) Mr. Pressey will receive a payment equal to 2.5 times his average annual compensation for the five most recent taxable years preceding the change in control; (ii) Mr. Pressey's outstanding unvested stock options and restricted stock awards shall become immediately exercisable or otherwise vested; and (iii) Mr. Pressey will be eligible to receive a pro-rata bonus for the year in which the termination occurs. Notwithstanding the foregoing, the Company will not be required to make any payment to the extent such payment would constitute a Parachute Payment.

        For purposes of the Change in Control Agreements, a "change in control" generally means the occurrence of any of the following events: (i) any person (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934 (the "1934 Act")) becomes a beneficial owner (as such term is defined in Rule 13d-3 under the 1934 Act) of at least 25% or more of the voting stock of the Company; (ii) the majority of the Board of Directors of the Company consists of individuals other than Incumbent Directors (as defined in the Change in Control Agreements); or (iii) the stockholders of the Company approve (a) any consolidation or merger of the Company (as defined in the Change in Control Agreements), (b) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company, or (c) any plan of liquidation of the Company.

        In connection with the acquisition of Borel, the Company assumed certain Executive Salary Continuation Agreements by and between Borel and certain of its executive officers, including Messrs. Harold and Ronald Fick. For a description of the Agreements, see "Executive Salary Continuation Agreements."

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        Messrs. Bennett, Colangelo and Sinai served as members of the Compensation Committee of the Board of Directors of the Company during fiscal year ended December 31, 2002. None of these individuals has ever been an officer or employee of the Company.

Report of the Audit Committee of the Board of Directors

        The Audit Committee consists of three members of the board, each of whom is independent within the definition in the Marketplace Rules of the National Association of Securities Dealers, Inc. The Board adopted a charter for the Audit Committee which specifies the scope of the Audit Committee's responsibilities and how it carries out those responsibilities.

        While the Audit Committee oversees the Company's financial reporting process for the Board of Directors consistent with the Audit Committee charter, management has primary responsibility for this process including the Company's system of internal controls, and for the preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles. In addition, the Company's independent auditors and not the Audit Committee are responsible for auditing those financial statements.

        The Audit Committee has reviewed and discussed the Company's December 31, 2002 audited financial statements with management and with KPMG LLP, the Company's independent auditors. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by statement on Auditing Standards No. 61 (communication with audit committees) as amended by Statement on Auditing Standards No. 90 (audit committee communications). In addition, the Audit Committee has also received from the independent auditors the written disclosures and the letter required by the Securities and Exchange Commission's auditor independence rules and has discussed with KPMG LLP its independence from the Company. The Audit Committee also considered whether the auditors' provision of non-audit services to the Company is compatible with the independence of KPMG LLP.

        Based on the reviews and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

The Audit Committee

Herbert S. Alexander, Chair
Peter C. Bennett, Vice Chair
Eugene S. Colangelo

THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Audit Fees

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2002 and 2001, and fees billed for other services rendered by KPMG LLP.

	2002	2001
Audit fees	$337,800	$508,192
Audit related fees (1)
Audit and audit related fees	153,340	115,120
Tax fees (2)	137,529	99,795
All other fees	0	0

Total fees	$628,669	$723,107

(1)
Audit related fees consisted principally of fees for audits of financial statements of certain employee benefit plans and services related to mergers and acquisitions.
(2)
Tax fees consist of tax consultation and tax compliance service fees.

Shareholder Return Performance Graph

        Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Company's Common Stock, with the total return on companies within the NASDAQ Stock Market and the companies within the SNL Bank Asset Index prepared by SNL Securities LLC. The calculation of cumulative return assumes a $100 investment in the Company's Common Stock, the NASDAQ Stock Market and the SNL Bank Asset Index on December 31, 1997.

Boston Private Financial Holdings, Inc.

Total Return Performance
Index Value
300
250
200
150
100
50
0
12/31/97
12/31/98
12/31/99
12/31/00
12/31/01
12/31/02
Boston Private Financial Holdings, Inc.
NASDAQ - Total US*
SNL $1B-$5B Bank Index

	Period Ending
Index
	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Boston Private Financial Holdings, Inc.	100.00	106.25	106.25	251.22	280.99	254.69
NASDAQ—Total US*	100.00	140.99	261.48	157.42	124.89	86.33
SNL $1B—$5B Bank Index	100.00	99.77	96.69	104.05	126.42	145.94

*
Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2003. Used with permission. All rights reserved. crsp.com

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

        The following table sets forth certain information as of February 14, 2003, regarding (i) the security holdings of each person, including any group of persons, known by the Company to be the beneficial owner of five percent (5%) or more of the outstanding Common Stock, (ii) of the beneficial ownership interest in the Common Stock of each director of the Company, and each of the named executive officers of the Company and (iii) the beneficial ownership interest of all directors and executive officers of the Company, as a group. Except as indicated in the notes following the table below, each person or group has sole voting and investment power with respect to all shares of Common Stock listed.

Name and Business Address of Beneficial Owner*	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Ownership by Directors and Executive Officers
Herbert S. Alexander	48,826	(3)	**
Arthur J. Bauernfeind	390,492	(4)	1.72%
Peter C. Bennett	61,965	(5)	**
Eugene S. Colangelo	101,326	(6)	**
Harold A. Fick	289,702	(7)	1.28%
Ronald G. Fick	240,692	(8)	1.02%
C. Michael Hazard	657,176	(9)	2.90%
Lynn Thompson Hoffman	88,509	(10)(11)	**
Richard I. Morris, Jr.***	17,500		**
Walter M. Pressey	94,146	(12)	**
Allen L. Sinai	35,931	(11)	**
Richard N. Thielen	100,136	(13)	**
Timothy L. Vaill	453,837	(14)	2.00%
All Directors and Executive Officers as a Group (16 persons)	2,570,238	(15)	11.35%

*
Unless otherwise indicated, the address is c/o Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109
**
Represents less than 1%
***
Nominee for Director
(1)
Beneficial share ownership is determined pursuant to Rule 13d-3 under the 1934 Act. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security. The amounts set forth above as beneficially owned include shares owned, if any, by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed. The amounts set forth as beneficially owned include shares of Common Stock which such persons had the right to acquire within 60 days of February 14, 2003, pursuant to stock options.
(2)
Percentages are calculated on the basis of 22,650,047 shares of Common Stock outstanding as of February 14, 2003.
(3)
Includes 25,200 shares subject to options which were exercisable within 60 days of February 14, 2003 and granted to Mr. Alexander pursuant to the Directors' Plan.
(4)
Includes 27,750 shares subject to options which were exercisable within 60 days of February 14, 2003 and granted to Mr. Bauernfeind pursuant to the Long Term Incentive Plan.
(5)
Includes 26,500 shares subject to options which were exercisable within 60 days of February 14, 2003 and granted to Mr. Bennett pursuant to the Directors' Plan.
(6)
Includes 6,766 shares owned by Mr. Colangelo's wife and 16,236 shares owned by two of Mr. Colangelo's children. Mr. Colangelo disclaims beneficial ownership of all such shares. This amount also includes 24,800 shares subject to options which were exercisable within 60 days of February 14, 2003 and granted to Mr. Colangelo pursuant to the Directors' Plan.
(7)
Includes 42,900 shares held as co-trustee for the Sean Alexandre Bovet Trust and Tamara Gacon Trust, 3,331 shares held by Mr. Fick's wife and 2,222 shares held by Fick Investments, a partnership in which Mr. Fick is a general partner. Mr. Fick disclaims beneficial interest in all of the foregoing shares except to the extent of his pecuniary interest therein. Includes 2,500 shares subject to options which were exercisable within 60 days of February 14, 2003 and granted to Mr. Fick pursuant to the Director's Plan.

(8)
Includes 42,900 shares held as co-trustee for the Sean Alexandre Bovet Trust and Tamara Gacon Trust, 2,222 shares held by Fick Investments, a partnership in which Mr. Fick is a general partner, 1,109 shares held by L'Armee Suisse, a sole proprietorship owned by Mr. Fick and his wife. This amount also includes 10,000 shares subject to options issued to Mr. Fick which were exercisable within 60 days of February 14, 2003 and granted to Mr. Fick pursuant to the Long Term Incentive Plan.
(9)
Includes 38,250 shares subject to options which were exercisable within 60 days of February 14, 2003 and granted to Mr. Hazard pursuant to the Long Term Incentive Plan.
(10)
Includes 23,000 shares owned by Mrs. Hoffman's husband. Mrs. Hoffman disclaims beneficial ownership of all such shares.
(11)
Includes 24,200 shares subject to options which were exercisable within 60 days of February 14, 2003 and granted to each of Mrs. Hoffman and Dr. Sinai pursuant to the Directors' Plan.
(12)
Includes 70,459 shares subject to options which were exercisable within 60 days of February 14, 2003 and granted to Mr. Pressey pursuant to the Long Term Incentive Plan.
(13)
Includes 5,000 shares subject to options which were exercisable within 60 days of February 14, 2003 and granted to Mr. Thielen pursuant to the Long Term Incentive Plan.
(14)
Includes 10,000 shares owned by Mr. Vaill's wife and an aggregate of 10,000 shares owned by Mr. Vaill's children. Mr. Vaill disclaims beneficial ownership of all such shares. This amount also includes 279,450 shares subject to options which were exercisable within 60 days of February 14, 2003 and granted to Mr. Vaill pursuant to the Long Term Incentive Plan.
(15)
Includes 548,309 shares subject to options which were exercisable within 60 days of February 14, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's officers and directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock file reports of ownership and changes in ownership with the Commission and Nasdaq. Based solely upon a review of the reports and amendments thereto filed with the Commission under Section 16(a), copies of which are required to be furnished to the Company under Commission regulations, during and with respect to fiscal 2002, no officer, director or person who owns more than 10% of the Company's outstanding shares of Common Stock failed to file such reports on a timely basis except that Charles O. Wood, III inadvertently failed to timely file reports with respect to two transactions and Harold A. Fick, Eugene S. Colangelo and Ronald G. Fick each inadvertently failed to timely file a report with respect to one transaction.

RELATED PARTY TRANSACTIONS

        In connection with the relocation of its headquarters office, Borel entered into a ten-year lease during 1986 for office space located in the Borel Financial Center in San Mateo, California, which is owned by the Borel Estate Company, a limited partnership. Two of the general partners of Borel Estate Company are relatives of Borel Bank's Vice Chairman and Director Harold A. Fick and of President and Chief Executive Officer and Director Ronald G. Fick. Harold A. Fick is also a director of the Company. The Vice-Chairman of the Board of Borel Bank, Miller Ream, is a general partner in a limited partnership which is the other general partner. The limited partners of Borel Estate Company are Harold A. Fick, Ronald G. Fick and two of their relatives.

        In February 1997, Borel exercised the first of four five-year options to extend the term of the lease commencing on March 12, 1997. As calculated pursuant to the terms of the lease, the base rent for the additional period was $2.65 per square foot per month. Payment of the base rent was abated for the first six months of the additional period, through September 11, 1997. During 2001, Borel Estate Company received $734,073 in rental payments from Borel. In December 2001, Borel exercised its second option to extend the lease for an additional five-year term. The lease payments for this additional period, starting March 13, 2002 will be calculated in accordance with the terms of the original lease. The lease calls for a rent adjustment equal to the lesser of: a) an adjustment for the change in the consumer price index (CPI) for the five year period, or b) an adjustment to make the rental payments equal to 90% of the agreed upon market rent. The cost would be $3.43 per square foot if based on the agreed upon fair market rent. The anticipated cost based on the current estimated CPI would be slightly less.

        Certain of the directors of the Company have loans outstanding with Boston Private Bank. Such loans were made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

SOLICITATION OF PROXIES

        The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Company's regular employees may also solicit proxies personally or by telephone. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares of Common Stock held of record by them. Such custodians will be reimbursed for their expenses.

OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters to be considered at the Meeting. If any other matters properly come before the Meeting, the proxies will be voted in accordance with the best judgment of the proxy holders.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

        Stockholder proposals intended to be presented at the next annual meeting of stockholders must be received by the Company on or before December 17, 2003 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in the Company's proxy statement and form of proxy. Any such proposals should be mailed to: Clerk, Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, MA 02109.

        A stockholder of record who wishes to present a proposal at the next annual meeting, other than a proposal to be considered for inclusion in the Company's proxy statement described above, must provide written notice of such proposal and appropriate supporting documentation, as set forth in the Company's By-laws, to the Company at its principal executive office not less than 60 days nor more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, timely notice by the stockholder must be delivered not earlier than the close of business on the later of (a) the 60th day prior to the scheduled date of such annual meeting or (b) the 10th day following the first date on which the date of such annual meeting is publicly disclosed. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to Commission rules governing the exercise of this authority. Any such proposal should be mailed to: Clerk, Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, MA 02109.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Dear Stockholder,

Please take note of the important information enclosed with this proxy card.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. The sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, April 30, 2003.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Boston Private Financial Holdings, Inc.

Proxy Solicited by the Board of Directors
BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Ten Post Office Square, Boston, Massachusetts 02109

The undersigned hereby constitute(s) and appoint(s) Walter M. Pressey and Margaret W. Chambers, and each of them, as proxies of the undersigned (the "Proxies"), each with full power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote all the shares of Common Stock of Boston Private Financial Holdings, Inc. (the "Company"), held of record by the undersigned on March 3, 2003, at the Annual Meeting of Stockholders (the "Meeting") to be held on Wednesday, April 30, 2003 at 10:00 a.m., Boston time, or any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S) AND IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ITEMS DESCRIBED IN PROPOSAL 1. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED.

The undersigned hereby acknowledges(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto, the Company's Annual Report to Stockholders and the Company's Annual Report on Form 10-K for Fiscal Year 2002, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED? PLEASE PROVIDE NEW ADDRESS BELOW:

BOSTON PRIVATE FINANCIAL
HOLDINGS, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

☒	Please mark votes as in this example.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

1.	To elect four (4) Class III Directors to serve until the 2006 Annual Meeting and until their successors are duly elected and qualified.					2.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.
	Nominees:	(01) Herbert S. Alexander, (02) Lynn Thompson Hoffman, (03) Richard N. Thielen, (04) Richard I. Morris, Jr.
		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
☐
		For all nominees except as noted above					Mark box at right if you plan to attend the Meeting.	☐
							Mark box at right if an address change has been noted on the reverse side of this card.	☐
Please be sure to sign and date this Proxy.

NOTE: Please sign exactly as your name(s) appear(s) hereon. Where there is more than one holder, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature:	Date:	Signature:	Date:

QuickLinks

BOSTON PRIVATE FINANCIAL HOLDINGS, INC. ANNUAL MEETING OF STOCKHOLDERS April 30, 2003 at 10:00 a.m.
BOSTON PRIVATE FINANCIAL HOLDINGS, INC. Ten Post Office Square Boston, Massachusetts 02109
PROXY STATEMENT Annual Meeting of Stockholders To be held on Wednesday, April 30, 2003
GENERAL
VOTING AND QUORUM
ANNUAL REPORT
PROPOSAL 1. ELECTION OF DIRECTORS
INFORMATION REGARDING DIRECTORS
INFORMATION REGARDING EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
Report of the Compensation Committee of the Board of Directors on Executive Compensation
Shareholder Return Performance Graph
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATED PARTY TRANSACTIONS
SOLICITATION OF PROXIES
OTHER MATTERS
SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Proxy Solicited by the Board of Directors BOSTON PRIVATE FINANCIAL HOLDINGS, INC. Ten Post Office Square, Boston, Massachusetts 02109